Exhibit 1
                       STATEMENT PURSUANT TO RULE 13d-1(f)

        The undersigned parties hereto, THOMAS A. SCHNEIDER, JOHNSTON FAMILY LIVING TRUST, RICHARD P. JOHNSTON, JAYNE A. JOHNSTON and KENNETH J. WARREN, hereby consent and agree to file a joint statement on Schedule 13D under the Securities Exchange Act of 1934, as amended, on behalf of each of them, with respect to shares of common stock of Royal Precision, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(f) as an exhibit to such Schedule 13D, thereby incorporating the same into such Schedule 13D.

Dated: September 8, 1999

JOHNSTON FAMILY LIVING TRUST


By:/s/ Richard P. Johnston
------------------------------------
Print Name:Richard P. Johnston
Title: Trustee



/s/ Thomas A. Schneider                     /s/ Richard P. Johnston
------------------------------------        ------------------------------------
Thomas A. Schneider                         Richard P. Johnston


/s/ Jayne A. Johnston                       /s/ Kenneth J. Warren
------------------------------------        ------------------------------------
Jayne A. Johnston                           Kenneth J. Warren


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